Exhibit (h)(1)

CĪON INVESTMENT CORPORATION

UP TO $1,000,000,000 IN SHARES OF COMMON STOCK,

$0.001 PAR VALUE PER SHARE

(a Maryland corporation)

FORM OF DEALER-MANAGER AGREEMENT

ICON Securities Corp.	Date: [_________]

d/b/a ICON Investments

3 Park Avenue, 36th Floor

New York, New York 10016

Ladies and Gentlemen:

CĪON Investment Corporation, a Maryland corporation (the “Company”), has registered for public sale (the “Offering”) up to a maximum of $1,000,000,000 in shares of its common stock, $0.001 par value per share (the “Common Stock”), to be issued and sold to the public on a “best efforts” basis (the “Offered Shares”) through you as the dealer manager (the “Dealer Manager”) and the broker-dealers selected by you to participate and to whom you will provide sales support in the Offering (the “Selected Dealers”) at an initial offering price of $10.00 per share (subject in certain circumstances to discounts based upon the volume of shares purchased or other exceptions). Terms not otherwise defined herein shall have the same meaning as in the Prospectus, as that term is defined in Section 1.1 below.

The Company has entered into an investment advisory agreement, dated as of [__________] (the “Advisory Agreement”) with CĪON Investment Management, LLC, a Delaware limited liability company (the “Adviser”), registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company will enter into an administration agreement (the “Administration Agreement”) with ICON Capital Corp., a Delaware corporation, and an affiliate of the Adviser.

The Company and the Adviser hereby agree with you, the Dealer Manager, as follows:

1.            Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof:

1.1          The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form N-2 (SEC Registration No. 333-178646), as amended and supplemented (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Regulations”). As used in this Agreement, the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC; the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement as well as in the form filed with the SEC pursuant to Rule 497 after the Registration Statement has been effective, except that the term “Prospectus” shall also include any supplements thereto; the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC; and the term “Offering Period” means the period commencing on the initial Effective Date and ending on the earlier to occur of (a) acceptance by the Company of subscriptions for $1,000,000,000 in Offered Shares or (b) the termination of the Offering and further limited by any limitations on or required approvals of such Offering Period by any State securities commission or agency for an offering lasting more than 12 months.

1.2          The SEC has not issued any order preventing or suspending the use of any preliminary prospectus or the Prospectus nor are any proceedings for that purpose pending, threatened or, to the knowledge of the Company, contemplated by the SEC.

1.3          The Registration Statement and the Prospectus and any further amendments or supplements thereto, including any post-effective amendments, will, as of the applicable Effective Date, conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to statements or omissions contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information furnished in writing to the Company by the Dealer Manager or any Selected Dealer expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

1.4          The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority (corporate and other) to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby.

1.5          This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Adviser and the Dealer Manager, is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions contained in Section 12 of this Agreement may be limited under applicable securities laws.

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1.6          Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, results of operations or cash flows of the Company that individually or in the aggregate would materially and adversely affect the Company such that the Company would be prevented from carrying out its business, performing its obligations under this Agreement or affecting the validity or enforceability of this Agreement (a “Company Material Adverse Effect”).

1.7          The financial statements of the Company contained in the Registration Statement and the Prospectus, together with the related notes, fairly present, in all material respects, the financial condition of the Company as of the date specified. Such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently maintained throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or Prospectus.

1.8          The accountants that have reported upon certain of the financial statements of the Company are an independent publicly registered accounting firm as required by the Securities Act and the Securities Act Regulations. Such accountants have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

1.9          No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Offered Shares, except (a) registration of the Offered Shares under the Securities Act; (b) election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); (c) any necessary qualification under the state securities or blue sky laws of the jurisdictions in which the Offered Shares will be offered by the Dealer Manager and the Selected Dealers; and (d) any necessary qualification under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).

1.10        There are no actions, suits or proceedings pending, or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or State commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Company Material Adverse Effect.

1.11        The Company is not in violation of its amended and restated articles of incorporation (the “Charter”) or its bylaws and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with, violate the terms of or constitute a default under (a) its Charter or bylaws, (b) any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company is a party or by which it may be bound, (c) any law, order, rule or regulation applicable to the Company or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or its assets, properties or operations, except, in the cases of clauses (b), (c) and (d), for such conflicts, violations or defaults that, individually or in the aggregate, would not result in a Company Material Adverse Effect.

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1.12        The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding shares of Common Stock as of the date hereof are as set forth in the Prospectus under the caption “Description of Our Securities.” The Offered Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

1.13        There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been accurately described in all material respects in the Prospectus or incorporated by reference or filed as required. The agreements to which the Company is a party, which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Company except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and, to the knowledge of the Company, no party thereto is in breach or default under any of such agreements, except where such breach or default would not have a Company Material Adverse Effect.

1.14        The Company will enter into an escrow agreement (the “Escrow Agreement”) with the Dealer Manager and UMB Bank, N.A. (the “Escrow Agent”), substantially in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account into which a subscriber’s funds will be deposited pursuant to the subscription procedures described in Section 6 below (the “Escrow Account”).

1.15        Upon the commencement of the Offering, the Company will be a non-diversified, closed-end management investment company that has elected to be treated as a BDC under the Investment Company Act, and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

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1.16        The terms of the Investment Advisory Agreement and the Administration Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Advisers Act and the Investment Company Act.

1.17        The approval of the Investment Advisory Agreement by each of the board of directors and the initial stockholders of the Company has been made in accordance with Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as BDCs under the Investment Company Act.

1.18        Except as disclosed in the Registration Statement and Prospectus, (a) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder and (b) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager.

1.19        The Company’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the SEC thereunder applicable to BDCs and the rules and regulations of the SEC thereunder, except as will not have, singly or in the aggregate, a Company Material Adverse Effect.

1.20        The provisions of the Charter and bylaws of the Company and the investment objectives, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations of the SEC thereunder applicable to a BDC.

1.21        The Company (a) expects to implement and maintain controls and other procedures that will be designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; (b) the Company will make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (c) the Company expects to implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (d) to the Company’s knowledge, neither the Company nor any employee or agent thereof has made any payment of funds of the Company or received or retained any funds, and no funds of the Company have been set aside to be used for any payment, in each case, in material violation of any law, rule or regulation applicable to the Company.

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1.22        Any supplemental sales literature or advertisement shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies; provided, however, that the Dealer Manager shall be responsible for filing all such sales literature or advertisements with FINRA, to the extent required, as set forth in Section 7 below. Any and all Approved Sales Literature did not or will not, at the time provided for use, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Such supplemental sales literature or advertisement shall be categorized as either: (a) “Broker/Dealer Use Only” educational materials, which are, for purposes of this Agreement, materials prepared for or by the Company for the sole purpose of educating the Dealer Manager or Selected Dealers, as the case may be, in preparation to solicit sales of Offered Shares and shall not be used with members of the general investing public (“B/D Use Only Approved Sales Literature”) or (b) “Investor” sales materials, which are, for purposes of this Agreement, materials prepared for or by the Company and may be used by the Dealer Manager or Selected Dealers, as the case may be, with members of the general investing public (“Investor Use Approved Sales Literature” and, together with B/D Use Only Approved Sales Literature, the “Approved Sales Literature”).

2.            Representations and Warranties of the Adviser. The Adviser hereby represents and warrants as of the date hereof:

2.1          This Agreement has been duly authorized, executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the Company and the Dealer Manager, is a legal, valid and binding agreement of the Adviser enforceable against the Adviser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions contained in Section 12 of this Agreement may be limited under applicable securities laws.

2.2          The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and is in good standing with the State of Delaware Secretary of State, with full power and authority (corporate and other) to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby.

2.3          Except for registration of the Adviser under the Advisers Act, no consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Adviser of this Agreement.

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2.4          There are no actions, suits or proceedings pending, or to the knowledge of the Adviser, threatened against the Adviser at law or in equity or before or by any federal or State commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have any material adverse change in the condition, financial or otherwise, results of operations or cash flows of the Adviser that individually or in the aggregate would materially and adversely affect the Adviser such that the Adviser would be prevented from carrying out its business, performing its obligations under this Agreement or affecting the validity or enforceability of this Agreement (an “Adviser Material Adverse Effect”).

2.5          The Adviser is not in violation of its certificate of formation or its limited liability company agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Adviser will not conflict with, violate the terms of or constitute a default under (a) its certificate of formation or limited liability company agreement, (b) any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Adviser is a party or by which it may be bound, (c) any law, order, rule or regulation applicable to the Adviser or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or its assets, properties or operations, except, in the case of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in an Adviser Material Adverse Effect.

2.6          The agreements to which the Adviser is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Adviser except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and, to the knowledge of the Adviser, no party thereto is in breach or default under any of such agreements, except where such breach or default would not have an Adviser Material Adverse Effect.

3.            Representations and Warranties of the Dealer Manager. The Dealer Manager hereby represents and warrants as of the date hereof and at all times during the Offering Period (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates):

3.1          The Dealer Manager is a corporation duly organized and validly existing under the laws of the State of Delaware, and is in good standing with the Secretary of State of the State of Delaware, with full power and authority (corporate and other) to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby and thereby.

3.2          This Agreement has been duly authorized, executed and delivered by the Dealer Manager and, assuming due authorization, execution and delivery by the Company and the Adviser, is a legal, valid and binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions contained in Section 12 of this Agreement may be limited under applicable securities laws.

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3.3          The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with, violate the terms of or constitute a default under (a) its organizational documents, (b) any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Dealer Manager is a party or by which it may be bound, (c) any law, order, rule or regulation applicable to the Dealer Manager or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except, in the case of clauses (b), (c) or (d) for such conflicts, violations or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations or cash flow of the Dealer Manager.

3.4          The Dealer Manager is (a) a member in good standing of FINRA and (b) registered as a securities broker-dealer in those jurisdictions wherein members of, or persons associated with, the Dealer Manager will offer or sell the Offered Shares. Members of, or persons associated with, the Dealer Manager who offer or sell the Offered Shares are duly registered or licensed by, and in good standing with, FINRA and those jurisdictions wherein they will offer or sell the Offered Shares. Except as otherwise disclosed to the Company in writing, neither the Dealer Manager nor any of its associated persons have been subject to a fine, a consent decree or suspension of their licenses or registrations within the last three (3) years for violation of federal or State securities rules, laws or regulations. The Dealer Manager will promptly advise the Company of any pending, threatened or current civil or administrative proceedings involving alleged violations of such rules, laws or regulations.

3.5          The information under the caption “Plan of Distribution” in the Prospectus insofar as it relates to the Dealer Manager, and all other information furnished to the Company by the Dealer Manager in writing specifically for use in the Registration Statement or the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.            Covenants of the Company. The Company hereby covenants and agrees as follows:

4.1          The Company will (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the receipt of any comments of, or requests for additional or supplemental information from, the SEC, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus; and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will promptly notify the Dealer Manager and, to the extent that the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

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4.2          The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments (including post-effective amendments) and exhibits thereto, as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Offered Shares of: (a) the Prospectus in preliminary and final form and every form of supplement or amendment; and (b) the Approved Sales Literature.

4.3          Prior to the initial Effective Date, the Company will file Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Act (the “Notification of Election”) with the SEC, pursuant to which the Company will elect to be treated as a BDC. Except as otherwise provided for in this Agreement, the Company will not withdraw such Notification of Election or take any action to cause the SEC to order such Notification of Election to be withdrawn. The Company intends to maintain its status as a BDC; provided, however, that the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the Company’s board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act.

4.4          The Company intends to qualify for and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and to maintain such qualification and election in effect for each full fiscal year during which it is a BDC under the Investment Company Act; provided that, at the discretion of the Company’s board of directors, it may elect not to be so treated.

4.5          The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of such jurisdictions as the Dealer Manager and the Company shall mutually agree upon and to make such applications, file such documents and furnish such information as may be reasonably required for such purpose (collectively, the “Blue Sky Applications”); provided that, the Dealer Manager shall have provided the Company with any information required for such Blue Sky Applications that is in the Dealer Manager’s possession. The Company will notify the Dealer Manager promptly following each date of: (a) the effectiveness of qualification or exemption of the Offered Shares in any additional jurisdiction in which the offering and sale of the Offered Shares has been authorized by appropriate State regulatory authorities; and (b) a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any material respect. The Company will file and obtain clearance of the Approved Sales Literature to the extent required by applicable State securities laws. At the request of the Dealer Manager, the Company will furnish the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

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4.6          If, at any time when a Prospectus relating to the Offered Shares is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Company, or the Company receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Prospectus or any Approved Sales Literature as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a prospective purchaser, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Offered Shares to comply with the Securities Act, then the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare and file with the SEC an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Dealer Manager thereof sufficient copies for its own use and/or distribution to Selected Dealers.

4.7          The Company will apply the proceeds from the sale of the Offered Shares as set forth in the Prospectus.

5.            Covenants of the Adviser. The Adviser hereby covenants and agrees as follows:

5.1          At the initial Effective Date, the Adviser will be registered as an investment adviser under the Advisers Act and will not be prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There are no proceedings or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the SEC.

6.            Covenants of the Dealer Manager. The Dealer Manager covenants and agrees as follows:

6.1          With respect to the Dealer Manager’s participation and the participation by each Selected Dealer in the offer and sale of the Offered Shares, the Dealer Manager agrees, and each Selected Dealer in its selected dealer agreement (the “Selected Dealer Agreement”) will agree, to comply in all material respects with all applicable requirements of (a) the Securities Act, the Securities Act Regulations, the Exchange Act and the rules and regulations promulgated thereunder and all other federal regulations applicable to the Offering, (b) all applicable State securities or blue sky laws and regulations in effect from time to time, and (c) the rules of FINRA applicable to the Offering in effect from time to time and including, without limitation, FINRA Rules 2310, 2340, 2420, 2730, 2740 and 2750 and with all pertinent sections of Article III of FINRA’s Rules of Fair Practice, including, without limitation, Sections 8, 24, and 36 thereof. The Dealer Manager will not offer the Offered Shares for sale in any jurisdiction unless and until it has been advised that the Offered Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

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6.2          The Dealer Manager shall, in accordance with applicable law or as prescribed by any State securities administrator, provide, or require in the Selected Dealer Agreement that the Selected Dealer shall provide, to any prospective investor copies of the Prospectus and any supplements thereto during the course of the Offering and prior to sale of the Offered Shares. The Company may provide the Dealer Manager with certain Approved Sales Literature to be used by the Selected Dealers either for its own educational purposes or in connection with the solicitation of purchasers of the Offered Shares. The Dealer Manager agrees that it shall require each Selected Dealer to agree that such Selected Dealer will (a) not use any sales materials in connection with the solicitation of purchasers of the Offered Shares except Approved Sales Literature; (b) not use any B/D Use Only Approved Sales Literature with members of the general investing public; and (c) to the extent the Company provides Investor Use Approved Sales Literature, not use such Investor Use Approved Sales Literature unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be supplemented in the future. Selected Dealer will not publish, circulate or otherwise use any other advertisement or solicitation material in connection with the Offering without the Dealer Manager’s express prior written approval. The use of any other sales material is expressly prohibited.

6.3          The Dealer Manager shall not, and each Selected Dealer shall agree not to, give or provide any information or make any representation other than those contained in the Prospectus. The Dealer Manager shall require each Selected Dealer not to (a) show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company bearing a legend denoting that it is not to be used in connection with the sale of the Offered Shares to members of the public, including any B/D Use Only Approved Sales Literature; or (b) show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Offered Shares to members of the public in such jurisdiction.

6.4          The Dealer Manager shall, and shall require each Selected Dealer to, agree to solicit purchases of the Offered Shares only in the jurisdictions in which the Dealer Manager and such Selected Dealer are legally qualified to so act and in which the Dealer Manager and each Selected Dealer have been advised by the Company in writing that such solicitations can be made.

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6.5          The Dealer Manager will require each Selected Dealer to comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus. Subscriptions will be submitted by each Selected Dealer only on the form which is included as Appendix A to the Prospectus (the “Subscription Agreement”). The Dealer Manager understands and acknowledges, and each Selected Dealer shall acknowledge, that the Subscription Agreement must be executed and initialed by the subscriber as provided for in the Subscription Agreement. The Dealer Manager acknowledges and agrees that such potential subscriber’s Subscription Agreement shall not be accepted by the Company until at least five business days after the date such potential subscriber received a copy of the Prospectus (which shall be determined by the Company by the date on which such potential subscriber signed the Subscription Agreement).

6.6          The Dealer Manager shall not and shall require each Selected Dealer not to offer or sell the Offered Shares in any jurisdiction except to investors who satisfy the investor suitability and minimum investment requirements under the most restrictive of the following: (a) applicable provisions of the Prospectus, (b) the laws of the jurisdiction of which such investor is a resident, and (c) FINRA rules and regulations and FINRA Rule 2310, in particular. Specifically, the Dealer Manager agrees to ensure that, in recommending the purchase or sale of Offered Shares to an investor, each member of, or person associated with, the Dealer Manager or the Selected Dealer, as applicable, shall have reasonable grounds (as required by Rule 2310(b)(2)(B)(i) of the FINRA Rules) to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period provided in this Agreement and such FINRA Rules) concerning his or her age, investment objectives, other investments, financial situation and needs, and any other information known to such member of, or person associated with, the Selected Dealer, that (A) the investor is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company; (B) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Offered Shares in the amount proposed, including complete loss, and lack of liquidity, of such investment; and (C) an investment in the Offered Shares is suitable in type and amount for such investor. The Dealer Manager or the Selected Dealer, in each case as applicable, will: (x) require each member of, or person associated with, the Dealer Manager or Selected Dealer, to make diligent inquiry as to the suitability and appropriateness of an investment in Offered Shares from each proposed investor, (y) retain in its records for a period equal to the longer of (A) six years from the date of the applicable sale of Offered Shares or (B) five years from the end of the Offering Period, and (z) make available to the Company, upon request (and upon the Dealer Manager’s or Selected Dealer’s receipt of an appropriate document subpoena from one of the following, to representatives of the SEC, FINRA and applicable State securities administrators) documents disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by the Dealer Manager or applicable Selected Dealer, whether such records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Neither the Dealer Manager nor any Selected Dealer shall purchase any Offered Shares for a discretionary account without obtaining the customer’s prior written approval and his or her signature on a Subscription Agreement.

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6.7          The Dealer Manager agrees to comply with relevant provisions applicable to securities broker-dealers of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001) (the “PATRIOT Act”), as well as FINRA Rule 3310 setting forth minimum standards for Anti-Money Laundering (“AML”) Programs of broker-dealers. These minimum standards require the Dealer Manager to have implemented a written AML Program reasonably designed to (a) detect traces of suspicious financial transactions, (b) achieve compliance with the Bank Secrecy Act regulations, (c) provide for independent testing, (d) designate an AML Compliance Officer, and (e) provide for ongoing training. Title III of the PATRIOT Act, 31 U.S.C. §§ 5311, et seq., is referred to as the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”). Among other applicable requirements under the Money Laundering Abatement Act, the Dealer Manager agrees to comply with Section 312 regarding due diligence requirements, Section 313 regarding correspondent account prohibitions, Section 314 regarding financial institution cooperation, Section 319(b) regarding domestic and foreign bank records production, Section 326 regarding customer identification standards (as described in greater detail in Section 6.9 of this Agreement), Section 352 regarding anti-money laundering compliance program components, and Section 356 regarding suspicious activity reporting requirements.

6.8          The Dealer Manager and any person associated with the Dealer Manager (a) will abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (ii) the privacy standards and requirements of any other applicable federal or State law, and (iii) the Dealer Manager’s internal privacy policies and procedures, each as may be amended from time to time; (b) will refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) will be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event the Dealer Manager uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights. The Dealer Manager understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

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6.9          Pursuant to Section 326 of the PATRIOT Act, the Dealer Manager has implemented reasonable Customer Identification Procedures (“CIP”) to (a)  verify and identify customers who open new accounts, (b)  maintain records of the information retrieved from the customer, including the name, address and other identifying information, and (c) consult lists of known or suspected terrorists or terrorist organizations to determine if the potential investor appears on any such list and will provide the Company with annual re-certification of such implementation to the extent reasonably requested by the Company.

6.10        Neither the Dealer Manager nor any person associated with the Dealer Manager solicited customers’ orders for the Offered Shares prior to the Effective Date. The Dealer Manager agrees to take all reasonable steps to make available a copy of the final Prospectus relating to the Offered Shares to each person associated with the Dealer Manager who is expected, after the Effective Date, to solicit customer orders for the Offered Shares prior to the making of any such solicitation by such associated persons. The Dealer Manager agrees to take reasonable steps to furnish each Selected Dealer with sufficient copies, as requested by them, of the final Prospectus to enable them to comply with paragraphs (b), (c), (d) and (e) of Rule 15c2-8 of the Exchange Act, and the prospectus delivery requirements of Section 5(b)(1) and (2) of the Securities Act. Neither the Dealer Manager nor the Selected Dealer nor any person associated with the Dealer Manager or the Selected Dealer will furnish Prospectuses to any person in any State (e.g. in any State (a) listed as not cleared on the “Blue-Sky Survey” by counsel to the Company or the Dealer Manager or (b) in which the Dealer Manager or Selected Dealer or any person associated with the Dealer Manager or Selected Dealer who solicits offers to buy or offers to sell the Offered Shares is not currently registered); provided, however, that this provision is not to be construed to relieve the Dealer Manager or each Selected Dealer from complying with the requirements of Section 5(b)(1) and (2) of the Securities Act. The Dealer Manager acknowledges and will require that each Selected Dealer acknowledge that Prospectuses shall not be furnished by the Dealer Manager or Selected Dealers or any person associated with the Dealer Manager or such Selected Dealers to any prospective investor while the Registration Statement is subject to an examination, proceeding or stop order pursuant to Section 8 of the Securities Act.

7.            Obligations of the Dealer Manager.

7.1          The Company hereby appoints the Dealer Manager as its exclusive agent during the Offering Period to solicit and to cause Selected Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the terms and conditions set forth in, the Prospectus and the Subscription Agreement, and the Dealer Manager agrees to use its commercially reasonable efforts to offer, and to enter into Selected Dealer Agreements on behalf of the Company authorizing each such Selected Dealer to offer, the Offered Shares during the Offering Period directly to potential investors that (a) satisfy the investor suitability standards (i) set forth in the Prospectus, (ii) provided under applicable State laws and (iii) provided in FINRA’s Rules and (b) are acceptable to the Company (the “Eligible Investors”). The Dealer Manager hereby agrees that it will not make representations or give information not contained in (x) the Prospectus or (y) any Approved Sales Literature.

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7.2          Each Selected Dealer selected by the Dealer Manager is authorized by its Selected Dealer Agreement to find Eligible Investors for the Offered Shares who satisfy the suitability standards set forth in the Prospectus during the Offering Period and that are acceptable to the Company. Each date on which any investor is admitted to the Company and thereby becoming a stockholder is hereinafter called a “Closing Date.”

7.3          Any Approved Sales Literature shall, to the extent required, be filed by the Dealer Manager with, and approved by, FINRA.

8.            Subscription Procedures.

8.1          The Dealer Manager shall and shall require each Selected Dealer to (a) find Eligible Investors for the Offered Shares (b) keep records of the basis for each determination by a member of, or person associated with, the Dealer Manager of an investor’s suitability and (c) promptly forward each fully completed and executed copy of the Subscription Agreement, as signed by each investor and countersigned by a supervisory representative of the Dealer Manager or Selected Dealer, as applicable, together with the related subscription payment in the form of a check made payable to “UMB Bank, N.A. as Escrow Agent for CĪON Investment Corporation” pending receipt and acceptance by the Company of subscriptions for $2,500,000 in Offered Shares and thereafter in the form of a check made payable to “CĪON Investment Corporation” to:

Regular Mail	Overnight:
ICON Capital Corp.	ICON Capital Corp.
c/o DST Systems	c/o DST Systems
P.O. Box 219476	430 West 7th Street
Kansas City, MO 64121-9476	Kansas City, MO 64105
Tel: (800) 343-3736

8.2          Each Subscription Agreement and related subscription payment shall be forwarded by the Dealer Manager to the Company at the foregoing address no later than noon of the next business day after receipt from its customer by any member of, or person associated with, the Dealer Manager of such payment, unless such Subscription Agreement and payment are first forwarded to another of the Dealer Manager’s offices for internal supervisory review (which shall take place within the aforementioned time period), in which event such other office shall complete its review and forward such Subscription Agreement and payment to the above address no later than noon of the next business day after its receipt thereof. Notwithstanding the foregoing, any investor’s check not properly completed as described above shall be promptly returned to such investor not later than the next business day following the Dealer Manager’s receipt of such check. Each subscription so received by the Company will be subject to acceptance or rejection by it by the end of the business day on which it is received. Each such subscription payment received and accepted by the Company will be transmitted, as soon as practicable, but in any event by the end of the second business day following the Company’s receipt thereof, to UMB Bank, N.A. (the “Escrow Agent”) for deposit in an interest-bearing bank account insured by the Federal Deposit Insurance Corporation, which shall be an escrow account in the name of Escrow Agent pending the receipt of subscriptions for an aggregate of $2,500,000 in Offered Shares in the Offering and thereafter will be deposited in a segregated subscription account maintained solely for such purpose by the Company. The Company undertakes to promptly return directly to the Dealer Manager for return to any of its customers whose subscriptions are not accepted by the Company, their Subscription Agreements together with the related subscription payment within five business days of the Company’s receipt of same. Unless and until an event requiring a refund occurs, an investor will have no right to withdraw his or her subscription payment from escrow. The Company has reserved the unconditional right to refuse to accept, in whole or in part, any subscription and related payment and to refuse to accept as an investor any person for any reason whatsoever or no reason.

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8.3          Unless subscriptions for at least $2,500,000 in Offered Shares are received and accepted by the Company in the Offering on or before the one year anniversary of the initial Effective Date, the Company will promptly refund all subscription payments received by it in full with interest earned thereon, if any, and without deduction for any expenses, and the Offering shall thereupon terminate. Promptly after receiving and accepting subscriptions for $2,500,000 in Offered Shares in the Offering, the Company will notify the Escrow Agent to pay over promptly to the Company the amount of all of such investors’ subscription payments then on deposit, including interest earned thereon. The date upon which such admission of stockholders shall occur is hereinafter called the “Initial Closing Date.”

8.4          Following the Initial Closing Date, the Company will continue to accept subscriptions for Offered Shares during the remainder of the Offering Period and to admit to the Company as stockholders, investors whose subscriptions are accepted. Such admissions will take place from time to time as shall be determined by the Company, with the anticipation that Closing Dates subsequent to the Initial Closing Date will occur weekly following the Initial Closing Date and promptly following the end of the Offering Period or earlier termination of the Offering.

8.5          The Company will accept subscriptions for the Offered Shares subject to the Company’s right to terminate the Offering at any time with notice to the Dealer Manager and to reject any subscription in whole or in part, in its sole discretion.

9.            Compensation of the Dealer Manager. In consideration for the services rendered by the Dealer Manager:

9.1          The Company agrees to pay to the Dealer Manager, a dealer manager fee in the amount of 3.0% of the gross proceeds from the sale of the Offered Shares (the “Dealer Manager Fee”), all or a portion of which may be reallowed to Selected Dealers (as described more fully in the Selected Dealer Agreement entered into with such Selected Dealer) up to a maximum of 1.5% of the gross proceeds of the Offered Shares sold, which reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the assistance of such Selected Dealer in marketing the Offering and due diligence expenses incurred; provided, however, that no Dealer Manager Fee shall be payable in respect of the purchase of Offered Shares by an officer, director or employee of the Company, the Adviser or their respective affiliates or for Offered Shares purchased through the Company’s distribution reinvestment plan.

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9.2          The Company shall reimburse the Dealer Manager for approved reasonable bona fide due diligence expenses incurred by the Dealer Manager. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager and its personnel when visiting the Company’s offices to verify information relating to the Company. The Dealer Manager shall provide to the Company a detailed and itemized invoice for any such due diligence expenses.

9.3          All such compensation will be paid by the Company substantially concurrently with the acceptance of subscribers for such Offered Shares as stockholders of the Company. No compensation will be paid with respect to subscriptions (or portions thereof) that have been rejected by the Company, or in the event the minimum offering for $2,500,000 in Offered Shares is not successfully completed.

10.            Compensation to Selected Dealers. In consideration for the services rendered by a Selected Dealer:

10.1          The Company shall pay to the Selected Dealers, subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, selling commissions in an amount up to 7.0% of the gross proceeds of the Offered Shares sold (the “Sales Commissions”); provided, however, that no Sales Commissions shall be payable in respect of the purchase of Offered Shares: (a) through an investment advisory representative affiliated with a Selected Dealer who is paid on a fee-for-service basis by the investor; (b) by a Selected Dealer (or such Selected Dealer’s registered representative) in its individual capacity, or by a retirement plan of such Selected Dealer (or such Selected Dealer’s registered representative); (c) officers, directors or employees of the Dealer Manager, the Company, the Adviser or their respective affiliates in each case for their own accounts, for investment purposes only and not with a view toward resale or other distribution; or (d) through the Company’s distribution reinvestment plan.

10.2          The Company shall reimburse the Selected Dealers for approved reasonable bona fide due diligence expenses incurred by any Selected Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by any Selected Dealer and its personnel when visiting the Company’s offices to verify information relating to the Company. Any Selected Dealer shall provide to the Company a detailed and itemized invoice for any such due diligence expenses.

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10.3          All such compensation will be paid by the Company substantially concurrently with the acceptance of subscribers for such Offered Shares as stockholders of the Company. No compensation will be paid with respect to subscriptions (or portions thereof) that have been rejected by the Company, or in the event the minimum offering for 250,000 Offered Shares is not successfully completed.

11.            Expenses.

11.1          Subject to Section 11.2 below, the Dealer Manager shall pay all its own costs and expenses incident to the performance of its obligations under this Agreement.

11.2          The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including, without limitation, financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to the Selected Dealers (including the costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel and the independent registered public accounting firm; (d) the qualification of the Offered Shares for offering and sale under State laws in the States that the Company and the Dealer Manager shall agree as appropriate and the determination of their eligibility for investment under State law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (e) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (f) all costs and expenses incident to the travel and accommodation of the Company’s employees in making road show presentations with respect to the Offering; and (g) the performance of the Company’s other obligations hereunder.

12.            Indemnification.

12.1          For purposes of this Agreement, an “Indemnified Party” shall mean a person entitled to indemnification under this Section 12, as well as such person’s officers, directors (including, with respect to the Company, any person named in the Registration Statement (including any such person who has consented to become a director) and any person who signed the Registration Statement), employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

12.2          The Company will indemnify, defend and hold harmless the Dealer Manager and the Selected Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any such Selected Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon:  (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company, or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (ii) in any Approved Sales Literature or (iii) in any Blue Sky Application based upon written information furnished by the Company; or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Selected Dealer or the Dealer Manager, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by such Selected Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager or Selected Dealer expressly for use in the Registration Statement or any post-effective amendment thereof or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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Notwithstanding the foregoing, as required by the Company’s Charter, the indemnification and agreement to hold harmless provided in this Section 12.2 is further limited to the extent that no such indemnification by the Company of a Selected Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met:  (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

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12.3          The Adviser will indemnify, defend and hold harmless the Dealer Manager and the Selected Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any such Selected Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon in whole or in part, (a) any material inaccuracy in a representation or warranty contained herein by the Adviser, (b) any material breach of a covenant contained herein by the Adviser, or (c) any material failure by the Adviser to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering. The Adviser will reimburse each Selected Dealer or the Dealer Manager, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by such Selected Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which the Adviser may otherwise have.

Notwithstanding the foregoing, as required by the Adviser’s certificate of formation or limited liability company agreement, the indemnification and agreement to hold harmless provided in this Section 12.3 is further limited to the extent that no such indemnification by the Adviser of a Selected Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met:  (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

12.4          The Dealer Manager will indemnify, defend and hold harmless the Company, the Adviser and each of their Indemnified Parties, from and against any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages (or actions in respect thereof) arise out of or are based upon:  (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager or any material breach of a covenant contained herein by the Dealer Manager;  (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (ii) in any Approved Sales Literature, or (iii) any Blue Sky Application; or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading, or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto; or (d) any use of sales literature, including “broker-dealer use only” materials, with members of the public concerning the Offered Shares by the Dealer Manager that is not Approved Sales Literature, or (e) any material violation by the Dealer Manager of this Agreement; or (f) any failure by the Dealer Manager to comply with applicable laws governing anti-money laundering and anti-terrorist financing efforts, including FINRA rules, SEC rules and the PATRIOT Act, or (g) any other failure by the Dealer Manager to comply with SEC or FINRA rules.  The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, expense, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

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12.5          By virtue of entering into the Selected Dealer Agreement, each Selected Dealer severally will agree to indemnify, defend and hold harmless the Company, the Adviser, the Dealer Manager, and each of their respective Indemnified Parties, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Adviser, the Dealer Manager or any of their respective Indemnified Parties may become subject, under the Securities Act or otherwise, as more fully described in the Selected Dealer Agreement.

12.6          Promptly after receipt by any Indemnified Party under this Section 12 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 12, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

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12.7          An indemnifying party under Section 12 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows:

(a)            In the case of the Company indemnifying the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied:  (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(b)            In any case of indemnification other than that described in Section 12.7(a) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party.  If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and if a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

12.8          The indemnity agreements contained in this Section 12 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Selected Dealer, or any person controlling any Selected Dealer or by or on behalf of the Company, the Adviser, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager; (b) the delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Selected Dealer Agreement. A successor of any Selected Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 12.

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12.9          Notwithstanding any other provision of this Section 12, no party shall be entitled to indemnification under this Agreement in violation of Section 17(i) of the Investment Company Act.

13.            Termination.

13.1          The provisions of this Agreement relating to the Offering shall terminate as to the Company upon the completion of the Offering Period or earlier termination of the Offering.

13.2          This Agreement may be terminated by the Dealer Manager or by the Company by giving written notice by mail, cable or facsimile at least 30 calendar days in advance of the Dealer Manager’s or the Company’s intention to terminate; provided, however, that any rights to receive Sales Commissions with respect to sales of Offered Shares made prior to such termination and any rights to indemnification hereunder, and all representations, covenants and agreements contained in this Agreement which, by their terms, expire or will need to be performed after the termination date of this Agreement (including, but not limited to, the suitability record retention and disclosure covenants contained in Section 6 above), shall survive such termination.

13.3          Any termination of this Agreement shall be subject to the survival of all provisions which by their nature are intended to survive termination of this Agreement.

14.            Miscellaneous.

14.1          This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State without reference to its choice of law provisions.

14.2          Nothing herein contained shall constitute a partnership, association or other separate entity or partners between or among the Dealer Manager, and/or any Selected Dealer and the Company, or with each other, but the Dealer Manager shall be responsible for its share of any liability or expense based upon any claim to the contrary. The Company shall not have any liability to the Dealer Manager, except for obligations expressly assumed in this Agreement and any liabilities under the Securities Act and no other obligations on the Company’s part shall be implied hereby or inferred herefrom.

14.3          All notices, consents, approvals, waivers or other communications required or permitted hereunder (each, a “Notice”) shall be in writing and shall be (a) delivered personally or by commercial messenger, (b) sent by a recognized overnight courier service; or (c) sent by facsimile transmission, provided confirmation of receipt is received by sender and such Notice is sent or delivered contemporaneously by an additional method provided hereunder; in each case above provided such Notice is addressed to the intended recipient thereof as set forth below:

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If to the Company:	CĪON Investment Corporation
3 Park Avenue, 36th Floor
New York, New York 10016
Facsimile No.:
Attention: Co- President and Co-Chief Executive Officer

With a copy to (which shall not constitute a Notice):

Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, NW
Washington, D.C. 20004
Facsimile No.: 202-637-3593
Attention: Cynthia M. Krus, Esq.

If to the Adviser:	CĪON Investment Management, LLC
3 Park Avenue, 36th Floor
New York, New York 10016
Facsimile No.:
Attention: Co- President and Co-Chief Executive Officer

With a copy to (which shall not constitute a Notice):

Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, NW
Washington, D.C. 20004
Facsimile No.: 202-637-3593
Attention: Cynthia M. Krus, Esq.

If to the Dealer Manager:	ICON Investments
3 Park Avenue, 36th Floor
New York, New York 10016
Facsimile No.:
Attention: President

With a copy to (which shall not constitute a Notice):

Arent Fox LLP
1050 Connecticut Avenue, NW
Washington, D.C. 20036
Facsimile No.: 202-857-6395
Attention: Deborah S. Froling, Esq.

Any party may change its address specified about by giving each party Notice of such change in accordance with this Section 14.3.

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14.4          Except as set forth below, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(a)            The Dealer Manager shall have the right to assign this Agreement to an affiliate without the consent of either the Company or the Adviser.

(b)            Other than pursuant to Section 14.4(a) hereof, neither the Dealer Manager nor the Company shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Dealer Manager or the Company, as the case may be. The Adviser shall have no right to object to any such assignment.

14.5          The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

14.6          The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

14.7          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument comprising this Agreement.

14.8          This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

14.9          In connection with the Dealer Manager’s engagement hereunder, the Company shall make available to the Dealer Manager any information concerning the Offering as the Dealer Manager reasonably requests. The Company shall use commercially reasonable efforts to assure the accuracy and completeness of all of such information at the time it is furnished to the Dealer Manager.

14.10        The Company may authorize any transfer agent to provide information to a Selected Dealer regarding recordholder information about the clients of such Selected Dealer who have invested with the Company on an ongoing basis for so long as such Selected Dealer has a relationship with such client. The Dealer Manager shall require that Selected Dealers not disclose any password for a restricted website or portion of website provided to such Selected Dealer in connection with the Offering and not disclose to any person, other than an officer, director, employee or agent of such Selected Dealer with a need to know, any material downloaded from such a restricted website or portion of a restricted website.

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Please acknowledge acceptance of the terms hereof by signing the two enclosed copies of this Agreement and returning the same to the Company, whereupon this Agreement and Dealer Manager’s acceptance hereof shall constitute a binding agreement between the Company and the Dealer Manager as of the date first above written. The Company will then supply to Dealer Manager for its files one of such copies signed by the Company and the Dealer Manager.

Company

CĪON Investment Corporation

By:
Name: Title:

Adviser:

CĪON Investment Management, LLC

By:
Name: Title:

Dealer Manager:

ICON Securities Corp.

By:

Name:

Title:

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